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                                                                EXHIBIT 10.7

                     MATTHEWS INTERNATIONAL CORPORATION

                           1994 DIRECTOR FEE PLAN,
                      as amended through April 22, 1999

                                  SECTION 1
                       Purposes; Reservation of Shares

The purposes of the 1994 Director Fee Plan, as amended through April 22, 1999 (the "Plan") are to provide for each Director of Matthews International Corporation (the "Corporation") who is not also an employee of the Corporation or any of its Subsidiaries ("Director") the payment of retainer fees for future services to be performed by such Director ("Director Fees") as a member of the Board of Directors of the Corporation (the "Board") in shares of Class A Common Stock, par value $1.00 per share, of the Corporation ("Common Stock") and to increase the identification of interests between such Directors and the shareholders of the Corporation by paying Directors the Director Fees in shares of Common Stock. The purposes of the Plan also are to provide current payment in cash (or if a Director shall elect to defer receipt, future payment in shares of Common Stock) to each Director for fees paid for attendance at meetings of the Board ("Board Meeting Fees"), fees paid to members other than the Chairperson of a Committee for attendance at meetings of Committees of the Board ("Committee Meeting Fees"), fees paid to the Chairperson of a Committee for attendance at meetings of Committees ("Committee Chairperson Fees") and fees paid to a Director for attendance at the annual shareholders' meeting of the Corporation ("Shareholders' Meeting Fees") (collectively, "Meeting Fees"). For purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The aggregate number of shares of Common Stock which may be issued under the Plan or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 100,000 shares, subject to adjustment and substitution as set forth in Section 5(b) hereof.


                                  SECTION 2
                                 Eligibility

Any non-employee Director of the Corporation who is separately compensated in the form of Director Fees or Meeting Fees for services on the Board shall be eligible to participate in the Plan.


                                  SECTION 3
                   Payment of Director Fees in Common Stock

(a) Current Stock Payment. Subject to the provisions of Section 3(b) hereof, each Director shall receive payment of Director Fees by the issuance to the Director of a number of whole shares of Common Stock per calendar year, payable

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on the fifteenth (15th) business day following the annual meeting of the shareholders of the Corporation (each such date of payment referred to as a "Payment Date") to the Directors as of that date, equal to sixteen thousand dollars ($16,000) divided by the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on such Payment Date (rounded upward to the next whole share).

(b) Deferred Stock Payment. Each Director may elect to defer the receipt of Director Fees in shares of Common Stock for a calendar year (a "Stock Deferral Election") by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective on January 1 of the year following the date on which the Notice of Election is filed. A Stock Deferral Election shall be effective on the date on which the Notice of Election is filed with respect to Director Fees payable after the time of a person's initial election to the office of Director, or any subsequent re-election if immediately prior thereto such person was not serving as a Director, provided the Director files such Notice of Election within ten (10) business days subsequent to being elected or re-elected as a Director. A Stock Deferral Election shall apply to all Director Fees otherwise payable while such Stock Deferral Election is effective. Each Director may terminate a Stock Deferral Election and receive current payment of Director Fees in shares of Common Stock by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which shall be effective on January 1 of the year following the date on which a Notice of Termination is filed. A Stock Deferral Election shall continue in effect until the effective date of any Notice of Termination. A Stock Deferral Election may be made by a Director even if such Director has not made a Meeting Fee Deferral Election (as defined below).

(c) Share Certificates. As of the date on which the Director Fees are payable in shares of Common Stock pursuant to Section 3(a) hereof or, if a Stock Deferral Election was made, Sections 5(c) and 6 hereof, the Corporation shall issue share certificates to the Director for the shares of Common Stock received under the Plan and the Director shall be a shareholder of the Corporation with respect to any such shares.


                                  SECTION 4
                           Payment of Meeting Fees

(a) Current Cash Payment. Subject to the provisions of Sections 4(b) and 4(c) hereof, each Director shall receive payment of Meeting Fees in cash in the following amounts for attendance at each meeting:

Board Meeting Fees                    $1,000 ($800 for meetings on or
                                               before April 22, 1999)
Committee Meeting Fees                  $500
Committee Chairperson Fees              $700
Shareholders' Meeting Fees            $1,000 ($800 for meetings on or
                                               before April 22, 1999)

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Except as set forth in Sections 4(b) and 4(c) hereof, each Director shall receive payment of Meeting Fees within ten (10) business days following the meeting with respect to which such fees are payable. The amount and time of payment of Meeting Fees may be changed from time to time by the Board in its sole discretion.

(b) Deferred Payment of Meeting Fees. Each Director may elect to receive all Meeting Fees for a calendar year in shares of Common Stock rather than cash, as set forth in Section 4(c) hereof, provided the Director elects to defer the receipt of such shares of Common Stock (a "Meeting Fee Deferral Election"). A Meeting Fee Deferral Election may be made only by filing a Notice of Election with the Secretary of the Corporation in the form prescribed by the Corporation, and shall be effective for meetings on and after January 1 of the year following the date on which the Notice of Election is filed; provided, however, that (i) a Meeting Fee Deferral Election made by a Notice of Election filed on or before the close of business on May 14, 1999 shall be effective with regard to meetings on or after May 15, 1999, and (ii) a Meeting Fee Deferral Election shall be effective on the date on which the Notice of Election is filed with respect to meetings after the time of a person's initial election, or any subsequent re-election, to the office of Director if (A) immediately prior thereto such person was not serving as a Director, and (B) such Notice of Election is filed within ten (10) business days subsequent to such person being elected or re-elected as a Director. A Meeting Fee Deferral Election shall apply to all Meeting Fees which would otherwise be payable for meetings held while such Meeting Fee Deferral Election is effective. A Director may terminate a Meeting Fee Deferral Election only by filing a Notice of Termination with the Secretary of the Corporation in the form prescribed by the Corporation, which Notice of Termination shall be effective for meetings on and after January 1 of the year following the date on which a Notice of Termination is filed. A Meeting Fee Deferral Election shall continue in effect until the effective date of any Notice of Termination, after which the Meeting Fees shall be payable in accordance with Section 4(a) hereof. A Meeting Fee Deferral Election may be made by a Director even if such Director has not made a Stock Deferral Election. A Meeting Fee Deferral Election shall apply to all but not less than all Meeting Fees.

(c) Deferred Meeting Fees Credited in Shares of Common Stock. Each Director who has made a Meeting Fee Deferral Election effective for Meeting Fees otherwise payable in cash for a calendar year shall receive a credit to a Deferred Stock Compensation Account (as defined in Section 5(a) hereof) in the name of such Director on the first Payment Date following such calendar year. Such credit shall be a number of shares of Common Stock (including fractional shares to at least two decimal places) equal to (i) the aggregate amount of all Meeting Fees subject to such Meeting Fee Deferral Election otherwise payable during such calendar year to such Director in cash under Section 4(a) hereof if no Meeting Fee Deferral Election had been made, divided by (ii) the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on such Payment Date. No interest or other amount shall be paid or credited to a Director notwithstanding that Meeting Fees which otherwise would have been payable under Section 4(a) hereof in cash are not reflected as a credit to such Deferred Stock Compensation Account until the Payment Date.

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(d)  Share Certificates.  If a Meeting Fee Deferral Election was made, then as of the date on which the Meeting Fees are payable in shares of Common Stock pursuant to Sections 5(c) and 6 hereof, the Corporation shall issue share certificates to the Director for the shares of Common Stock received under the Plan and the Director shall be a shareholder of the Corporation with respect to any such shares.


                                  SECTION 5
                     Deferred Stock Compensation Account

(a) General. The amount of any Director Fees or Meeting Fees deferred in accordance with a Stock Deferral Election or a Meeting Fee Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each amount of Director Fees or deferred Meeting Fees for which a Director has elected a different number of payment installments or as otherwise determined by the Board. On each Payment Date that a Stock Deferral Election is effective for a Director or on which a credit to a Deferred Stock Compensation Account is to be made under Section 4(c) hereof pursuant to a Meeting Fee Deferral Election, the Director's Deferred Stock Compensation Account(s) shall be credited on the Payment Date with the number of shares of Common Stock (including fractional shares to at least two decimal places) which
(i) otherwise would have been payable to the Director under Section 3(a) hereof on such Payment Date and/or (ii) are to be so credited in accordance with
Section 4(c) hereof. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock, each Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock that had been credited to such Account on the date fixed for determining the shareholders entitled to receive such dividend or distribution multiplied by the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of one share of the Common Stock, as defined in Section 10 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property other than Common Stock, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. Except as provided in Section 5(b) hereof, the immediately preceding two sentences shall not apply to dividends or distributions paid on the Common Stock in cash or property other than Common Stock on or after March 14, 1997 with respect to Directors on such date or Directors elected thereafter. Such dividends or distributions shall neither be credited to the Director's Deferred Stock Compensation Account nor paid to the Director. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section 5(c) hereof.

(b) Adjustment and Substitution. (1) If a dividend or other distribution payable in shares of Common Stock shall be declared upon the Common Stock, the number of shares of Common Stock credited to any Deferred Stock Compensation

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Account and which may be issued or credited under Section 1 hereof shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such dividend or distribution.

(2) If the outstanding shares of the Common Stock shall, in whole or in part, be changed into or exchangeable for a different number, or different kind(s) or class(es) of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger, consolidation or otherwise, then (i) there shall be substituted for each share of the Common Stock credited to any Deferred Stock Compensation Account and which may be issued or credited under Section 1 hereof the number and kind of shares of stock or other securities or the cash or property into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable, and (ii) the Board shall adopt such amendments to the Plan as it deems necessary or desirable to carry out the purposes of the Plan, including without limitation the continuing deferral of any shares, securities, cash or other property then credited to any Deferred Stock Compensation Accounts.

(3) If the outstanding shares of Common Stock shall be changed in value by reason of any spin-off, split-off, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Board shall make any adjustments to the number of shares of Common Stock credited to any Deferred Stock Compensation Account which it determines are equitably required to prevent dilution or enlargement of the value of those shares of Common Stock credited to such Deferred Stock Compensation Account.

(4) No adjustment or substitution provided for in this Section 5(b) hereof shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution to the number of shares which may be issued or credited under Section 1 hereof shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(c) Manner of Payment. The balance of a Director's Deferred Stock Compensation Account will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the person designated by the Director in the Director's Will, or, if the Director fails to make a testamentary disposition of the shares or dies intestate, to the person entitled to receive the shares pursuant to the laws of descent and distribution of the state of domicile of the Director at the time of death (the "Director's Beneficiary"). A Director may elect at the time of filing the Notice of Election for a Stock Deferral Election or a Meeting Fee Deferral Election to receive payment of the shares of Common Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten (10) years following the Payment Commencement Date as described in Section 6 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying

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(i) the number of shares of Common Stock in the Deferred Stock Compensation
Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with the Section 5(a) hereof to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 5(c) hereof shall be subject to adjustment pursuant to Section 5(b) hereof and, for former Directors who are not Directors on March 14, 1997 but were Directors prior to that date, shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 5(a) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 10 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's Beneficiary, for the shares of Common Stock distributed hereunder. As of the date on which the Director is entitled to receive payment of shares of Common Stock pursuant to this Section 5(c) hereof, a Director or the Director's Beneficiary shall be a shareholder of the Corporation with respect to such shares.

                                  SECTION 6
                          Payment Commencement Date

Payment of shares in a Deferred Stock Compensation Account shall commence on April 1 (or if April 1 is not a business day, on the immediately preceding business day) of the calendar year following the calendar year in which the Director ceases to be a member of the Board for any reason, including by reason of death or disability. If, in the case of a Meeting Fee Deferral Election, the first amount credited to a particular Deferred Stock Compensation Account with respect to such Director is credited after such April 1 or any amount is credited to such a Deferred Stock Compensation Account after a lump sum payment has been made from such Deferred Stock Compensation Account, payment of shares credited to such Deferred Stock Compensation Account shall commence on the April 1 (or if April 1 is not a business day, on the immediately preceding business day) following the date on which the shares are so credited.

                                  SECTION 7
                        Non-Alienability of Benefits

Neither the Director nor the Director's Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amounts or shares of Common Stock that are or may be payable hereunder nor shall any such amounts or shares be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or Director's Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's Beneficiary, or any legal process.

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                                  SECTION 8
                Nature of Deferred Stock Compensation Accounts

Any Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Corporation. No assets or funds of the Corporation, a Subsidiary or the Plan shall be removed from the claims of the Corporation's or a Subsidiary's general or judgment creditors or otherwise made available, and no shares of Common Stock of the Corporation to be issued pursuant to a Deferred Stock Compensation Account shall be issued or outstanding, until such amounts and shares are actually payable to a Director or a Director's Beneficiary as provided herein. The Plan constitutes a mere promise by the Corporation to make payments in the future. Each Director and Director's Beneficiary shall have the status of, and their rights to receive a payment of shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's Beneficiary. The Corporation shall not be obligated under any circumstances to fund any financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended, and provided, further, that any trust created by the Corporation, and any assets held by such trust to assist the Corporation in meeting its obligations under the Plan, will conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-2 C.B. 422 or any successor.


                                  SECTION 9
                 Administration of Plan; Hardship Withdrawal

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Stock Deferral Election or a Meeting Fee Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of shares credited to a Deferred Stock Compensation Account with respect to Director Fees or Meeting Fees previously payable upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's Beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's Beneficiary and that would result in a severe financial hardship to the Director or the Director's Beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's Beneficiary shall provide to the Board evidence as the Board, in its discretion, may require to demonstrate such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the number of shares necessary to meet the emergency. For this purpose, a hardship shall be considered to constitute an

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immediate and unforeseen financial hardship if the Director or Director's
Beneficiary has an unexpected need for cash to pay for expenses incurred by him or a member of his immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made, as soon s practicable after the Board approves the payment and determines the number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Stock Compensation Account with the longest number of installment payments first. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 9.

                                  SECTION 10
                              Fair Market Value
Fair Market Value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in any other reliable publication as the Board of the Corporation or its delegate, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 10. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this Section 10 on the date as of which Fair Market Value is to be determined, the Board or its delegate shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

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                                  SECTION 11
                     Securities Laws; Issuance of Shares

The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued pursuant to a current stock payment under Section 3(a) hereof or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to issue shares pursuant to this Section 11, then no shares of Common Stock shall be issued or credited but rather, in the case of a current stock payment under Section 3(a) hereof, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees, Meeting Fees and dividends, if applicable, which would otherwise have been credited in shares of Common Stock, shall be credited in cash to a deferred cash compensation account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.


                                  SECTION 12
                          Governing Law; Integration

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania. The Plan contains all of the understandings and representations between the Corporation and any of the Directors and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan. There are no representations, agreements, arrangements or understandings, oral or written, between the Corporation and any of the Directors relating to the subject matter of the Plan which are not fully expressed in the Plan.


                                  SECTION 13
       Effect of the Plan on the Rights of Corporation and Shareholders

Nothing in the Plan shall confer any right to any person to continue as a Director of the Corporation or interfere in any way with the rights of the shareholders of the Corporation or the Board to elect and remove Directors.

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                                  SECTION 14
                          Amendment and Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed, or (b) otherwise amend the Plan in any manner that would cause the shares of Common Stock issued or credited under the Plan not to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of shares of Common Stock issued or credited under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for shares of Common Stock issued or credited under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding shares of Common Stock theretofore issued or credited under the Plan.


                                  SECTION 15
                                Effective Date

The effective date and date of adoption of the Plan shall be December 9, 1994, the date of adoption of the Plan by the Board.